UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01 Regulation FD Disclosure.

A copy of the press release of Advaxis, Inc. (the “Company”) dated June 1, 2015 relating to the announcement discussed in Item 8.01 below is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 1, 2015, the Company announced that the U.S. Food and Drug Administration had cleared the Investigational New Drug application to conduct a Phase 2 clinical study of ADXS-HPV (ADXS11-001) alone or in combination with Incyte Corporation's investigational oral indoleamine 2,3-dioxygenase 1 (IDO1) inhibitor, epacadostat (INCB24360), for the treatment of Stage I-IIIb human papillomavirus (HPV)-associated cervical cancer. The proposed Phase 2 protocol is designed as a multicenter, open-label, preoperative window-study designed to evaluate the safety and efficacy of ADXS-HPV as monotherapy and in combination with epacadostat in approximately 30 patients with Stage I-IIIb HPV-associated cervical cancer. The results will be used to determine whether further clinical development of this combination is warranted.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as a part of this report

99.1	Press Release dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: June 2, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated June 1, 2015.